Exhibit 16

March 6, 2003




Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated March 1, 2003 of Viking Capital Group, Inc., related to the resignation of King Griffin & Adamson P.C. to allow its successor entity KBA Group LLP to be engaged as Viking Capital Group, Inc.'s independent accountants and are in agreement with the statements contained in
Item 4 (a) paragraphs (1), (2), (4) and (5) therein.


                                                Very truly yours,

                                                /s/ King Griffin & Adamson P.C.

                                                KING GRIFFIN & ADAMSON P.C.





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Mr. Matthew W. Fossen
President, Chief Financial Officer
Two Lincoln Centre
5420 LBJ Freeway
Ste 300
Dallas, Texas 75240

This is to confirm that the client-auditor relationship between Viking Capital Group, Inc. (Commission File No. 0-22744) and King Griffin & Adamson P.C. has ceased. The reason for the termination of this relationship is to allow for the appointment of King Griffin & Adamson P.C.'s successor entity, KBA Group LLP.


                                                Yours truly,

                                                /s/ King Griffin & Adamson P.C.

                                                KING GRIFFIN & ADAMSON P.C.


cc:   Office of the Chief Accountant-
        SECPS Letter File
      Mail Stop 9-5
      Securities and Exchange Commission
      450 5th Street, N.W.
      Washington, D.C. 20549